ASSET PURCHASE AGREEMENT
                            ------------------------


           This Asset Purchase Agreement ("Agreement"), is made and entered into this 17th day of September, 2002 by and among SLF Enterprises, Inc., an Arizona corporation ("Buyer"), VALET-USA, INC., a New Jersey corporation ("Seller").

                                    RECITALS

               A. Seller desires to sell and Buyer desires to purchase substantially all of Seller's assets related to Seller's dry cleaning business (the "Business") and enter into other agreements related thereto in accordance with the terms and conditions of this Agreement.

               B. A condition precedent to Buyer entering into this Agreement and consummating the transactions described herein is Seller's and Jeffrey Trenk's agreement not to compete with certain activities of Buyer after the closing of the transactions described herein.

           NOW, THEREFORE, in consideration of the premises and the agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and subject to and upon the conditions and terms of this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

           1.1 PURCHASED ASSETS. Seller agrees to transfer, sell, convey, assign and deliver to Buyer, and Buyer, in reliance upon the representations, warranties and agreements and subject to the conditions set forth in this Agreement, agrees to purchase, accept and acquire on the Closing Date (as defined herein) good and marketable title in and to substantially all of the assets used in connection with the Business located at 3961 E. Chandler Blvd., Phoenix, Arizona 85048 (the "Premises"), free and clear of all charges, liens, options, encumbrances and security interests (collectively, "Liens"), including with limitation:

                     (a) all tangible personal property currently utilized in connection with the Business including all furniture, fixtures, computers (including all software licenses and hardware), equipment, tools, machinery, patterns, motor vehicles, telephone systems, communication devices, inventory, supplies, office equipment, appliances, improvements and such other items as may be listed on
           SCHEDULE 1.1(A) hereto (the "Tangible Assets");

                     (b) all customer lists and mailing lists used in the Business;

                     (c) the name "Valet-USA" and any variants thereof and all copyrights, copyright applications, trade names, trademarks, service marks and logos related to the Business, and all registrations of and applications for registration of the foregoing; together with the goodwill associated with all of the foregoing, and all filings, files and correspondence relating thereto;

                     (d) all phone numbers, pager numbers and facsimile numbers utilized in connection with the Business; and world wide web domain names and locations;

                     (e) all books, records, files and manuals related to the Business or the Tangible Assets, including all sales data; customer files and records; vendor and supplier list and records; product specifications and designs; advertising layouts; marketing plans and market research reports; employee files, lists and records; employment manuals; training manuals; technical manuals; and all similar documents and records relating to the Business;

                     (f) all of Seller's right to receive payments from customers (other than hotel customers) in connection with finished or in-process dry cleaning in the possession of Seller as of the Closing Date; and

                     (g) all other assets, properties, rights, and interests as of the Closing Date, which are owned by Seller and used in the conduct of the Business.

           All of the assets of Seller to be purchased by Buyer hereunder are herein sometimes collectively referred to as the "Purchased Assets."

           1.2 EXCLUDED ASSETS. Notwithstanding the foregoing, Seller is retaining and is not transferring or selling to Buyer and the terms "Purchased Assets" and "Tangible Assets" shall not include, the Excluded Assets (as defined herein). For purposes of this Agreement the term "Excluded Assets" shall mean
(i) the Seller's Receivables (as defined herein), and (ii) those other assets described on SCHEDULE 1.2.

           1.3 LIABILITIES AND OBLIGATIONS TO BE ASSUMED. Buyer will not assume, and will not be deemed to have assumed any liabilities of Seller, whether known, unknown, existing, fixed, contingent or unliquidated, whenever arising prior to the Closing Date or thereafter. Without limiting the foregoing, Buyer does not assume and shall not be obligated to pay or satisfy any obligation, debt or liability, contingent or otherwise, of Seller or any person or entity controlled by, under common control with or controlling Seller (collectively, "Affiliates," individually, an "Affiliate") or any other person or entity, arising from or in connection with the Business or any other business or activity of Seller or any of its Affiliates, including without limitation, any liability for taxes, whether measured by income, sales or otherwise. Notwithstanding the foregoing, Buyer shall assume Seller's rights and obligations under Seller's lease relating to the Premises (the "Lease"); provided, however, that such rights and obligations being assumed by Buyer are those that relate solely to or arise exclusively during the period commencing after the Closing Date.

           1.4 PURCHASE PRICE. The aggregate consideration (the "Purchase Price") to be paid by Buyer to Seller for the Purchased Assets shall be $80,418.72, and shall be paid as follows:

           (a) $50,000 shall be paid to Seller in cash on the Closing Date, by wire transfer of immediately available funds in accordance with wire transfer instructions which shall be provided by Seller to Buyer prior to the Closing Date; and

           (b) as directed by Seller, Buyer shall execute and deliver a promissory note (the "Promissory Note") in favor of Air Pegasus of New York, Inc., and Affiliate of Seller, in the principal amount of $30,148.72. Payment of the Promissory Note shall be secured by a lien on the vehicles listed on SCHEDULE 1.1(A) hereto, pursuant to a Recourse Assignment and Security Agreement (the "Security Agreement") to be executed at the Closing by Buyer and Seller. The Promissory Note and the Security Agreement shall be guaranteed by Mark Foster and Sherry Foster as set forth therein.

           1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price provided for in
Section 1.4 shall be allocated among the Purchased Assets as follows:

                     Tangible Assets                 $40,000.00
                     Covenant Not To Compete         $ 5,000.00
                     Goodwill                        $ 5,000.00
                     Automobiles                     $30,418.72

Buyer and Seller agree to complete and file all necessary tax forms in a manner that is consistent with the foregoing allocation and to cooperate in providing information necessary to complete such forms.

           1.6 RETURN OF SECURITY DEPOSIT. It is acknowledged that Seller has deposited an amount not less than $3,654.00 under the Lease as a security deposit (the "Security Deposit"). At the Closing, Buyer shall pay to Seller (by wire transfer), in addition to the Purchase Price, the Security Deposit. Upon Seller providing to Buyer reasonably acceptable proof that the amount of the Security Deposit exceeds $3,654.00, Buyer shall thereupon pay such excess amount to Seller by wire transfer.

           1.7 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on September 17, 2002 if the conditions set forth in Article V have been satisfied, or as soon thereafter as such conditions have either been satisfied or waived by the party benefiting from such conditions, at the Premises, or at such other place as the parties shall agree (the "Closing Date"), and shall be effective as of 12:01 a.m. on the Closing Date. It is acknowledged and agreed that the execution of this Agreement and the Closing shall occur simultaneously.

           At the Closing, Seller shall execute and deliver to Buyer the bill of sale (as described herein), and the Assignment (as defined herein) and such other appropriate instruments of assignment, transfer and conveyance and such other documents as Buyer and Seller mutually agree are necessary to transfer to Buyer title to and right to possession of the Purchased Assets, free and clear of any Liens.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

           Seller and Jeffrey Trenk, jointly and severally, represent and warrant to Buyer that the following statements are true and correct in all material respects as of the date hereof and will be true and correct as of the Closing Date:

           2.1 ORGANIZATION; GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted. No current or former Affiliate of Seller has ever had any interest in the Business or the Purchased Assets.

           2.2 AUTHORIZATION OF TRANSACTION. Seller has the power to enter into this Agreement and such other instruments and documents to be executed in connection with this Agreement and the transactions contemplated hereby and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and any documents entered into in connection with this Agreement and the performance of Seller's obligations hereunder and thereunder have been duly authorized by Seller's board of directors and shareholders and pursuant to and in accordance with the laws governing Seller, and no other proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller and is the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. The Business has been marketed for sale by the Seller. The Purchase Price constitutes reasonably equivalent value and fair consideration for the Purchased Assets and is the highest and best offer received after the Seller's marketing efforts. The Seller will be able to and intends to promptly pay all liabilities of Seller from the Purchase Price and its other available income and assets.

           2.3 NO VIOLATION; CONSENTS. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby, do not and will not (i) conflict with or result in any violation of or constitute a breach or default under any term of the Articles of Incorporation or Bylaws of Seller, of any agreement, license, permit or other instrument to which Seller is a party or by which Seller is bound or to which the Purchased Assets or the Business is subject, or any order, judgment or decree of any court or Governmental Authority (as defined herein) to which the same are bound or subject; (ii) result in the creation of any Lien upon any of the Purchased Assets; (iii) cause Seller to violate any Law (as hereinafter defined); or (iv) require, other than in connection with the transfer of any transferable permits or the assignment of Lease, the consent, waiver, authorization or approval of any federal, state or local government or governmental department, agency, board, commission, bureau or instrumentality, or public or self-regulatory body or authority (each, a "Governmental Authority") or of any other person, entity or organization.

           2.4 COMPLIANCE WITH LAWS. To the best of Seller's knowledge, Seller is not in violation of, and the Business is being conducted in accordance with, all federal, state or local laws, regulations, orders and other legal requirements (collectively, "Laws," individually, a "Law") applicable thereto and Seller has no knowledge, nor has Seller received notice of, any violation or alleged violation by Seller of any Law, nor is Seller in default with respect to any order, judgment, award, injunction or decree of any court or Governmental Authority or arbitrator, applicable, in any such case, to Seller, which would adversely affect its ability to discharge its obligations or performs hereunder or which would adversely affect the Business or any of the Purchased Assets.

           2.5 TAXES. All federal, state, local or foreign, sales, withholding, payroll and employment taxes, fees, assessment or charges, including any interest, penalty or addition thereto (collectively, "Taxes," individually, a "Tax") owed by Seller (whether or not shown on any Tax return), the non-payment of which would have a material adverse affect on the transaction contemplated hereby or would adversely affect Seller's ability to discharge its obligations or performance hereunder or would create a lien or encumbrance on the Purchased Assets or would cause Buyer to be liable or responsible for the payment thereof, have been paid and all such current Taxes have been paid or provided for or will be paid or provided for prior to the Closing. No Tax lien exists (or will exist) on account of any Taxes due from Seller on or as to any of the Purchased Assets or the Business and Seller has not committed any act (or omission), the effect of which could result in any Tax lien affecting the Business or any of the Purchased Assets. Seller has not received any notice of, and has no knowledge of any Tax deficiency proposed or threatened against Seller, which could otherwise affect the Business or the Purchased Assets.

           2.6 ENVIRONMENTAL. (i) Seller (A) is in material compliance with any and all Environmental Laws (as defined herein), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct the Business, and (C) is in material compliance with all terms and conditions of any such permit, license or approval. With respect to Seller (A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law and (B) Seller has not received any notice with respect to the foregoing, nor is any action pending or to Seller's knowledge, threatened in connection with the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

           (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about the Premises, and to Seller's knowledge no Hazardous Materials were released on or about the Premises during the period the Premises were leased or occupied by Seller.

           (iii) To Seller's knowledge, there are no underground storage tanks on or under the Premises that are not in compliance with applicable law.

           2.7 TITLE TO ASSETS. At Closing, Seller will hold and own full, unconditional good and marketable title to all of the Purchased Assets (except that Seller does not own the Premises, but leases the Premises), free and clear of all Liens (except for any Liens which may attach to the Purchased Assets by reason of any action by Buyer). All of the Purchased Assets acquired by Seller prior to the Closing Date were acquired in the ordinary course of business for full and fair consideration, and no other entity or person has any further right, title or interest in or to the Purchased Assets, except as otherwise indicated herein.

           2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Seller knows of no liabilities associated with the Purchased Assets or the Business that has not been fully disclosed in writing to Buyer.

           2.9 PROTECTION OF CREDITORS. Seller has not entered into this Agreement or made any transfer or incurred any obligations hereunder or in connection herewith, with actual intent to disturb, hinder, delay or defraud either present or future creditors or other persons.

           2.10 PROFESSIONAL ADVISORS. Seller has consulted with Seller's legal counsel, tax counsel, accountants and other experts and advisors deemed necessary by Seller in connection with the transactions contemplated herein.

           2.11 TITLE AND TRANSFER OF ASSETS. Upon consummation of the transactions contemplated hereby, good title to the Purchased Assets shall be transferred to Buyer free and clear of all Liens, except as otherwise indicated herein. Except with respect to the assignment of the Lease, no consent of any third party is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets to Buyer. No governmental permits or filings (which have not previously been issued or made) are required on the part of Seller prior to the Closing to effect the transactions contemplated hereby.

           2.12 DISCLOSURE. All documents delivered or to be delivered by Seller, and to the best of Seller's knowledge, all documents to be delivered on behalf of Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. Neither this Agreement, nor any other document delivered by Seller contain any untrue statement of a material fact or omits a material fact necessary to make the statements made by Seller herein or therein, in light of the circumstances in which made, not misleading. Buyer acknowledges and agrees that the representations made in this Section do not relate to any projections or other documents forecasting Seller's future performance that may have been supplied by, or on behalf of, Seller.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Seller the following statements are true and correct, in all material respects as of the date hereof and will be true and correct as of the Closing Date:


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


           3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power to own and use its properties and to carry on its business as now being owned and conducted by it.

           3.2 OTHER AGREEMENTS. The documents executed and delivered by Buyer at Closing shall be duly authorized by all necessary action of Buyer and, when executed and delivered in accordance with the terms of this Agreement, will constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

           3.3 AUTHORIZATION. Buyer has the full power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly and effectively authorized and approved by all requisite action of Buyer and no other acts or proceedings on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated hereby.

           3.4 NO BREACH OF STATUTE, DECREE OR ORDER. To the best of Buyer's knowledge, Buyer is not in default under, or in violation in any material respect of, any contract, commitment or undertaking or any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, and the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation. There is no lawsuit, action, proceeding, claim or investigation by any Governmental Authority pending or to Buyer's knowledge threatened, that would or could have a material adverse effect on the transaction contemplated by this Agreement or on the Buyer's ability to discharge its obligations or perform hereunder.

                                   ARTICLE IV
               COVENANTS AND OTHER AGREEMENTS OF BUYER AND SELLER
               --------------------------------------------------

           4.1 NON-COMPETITION COVENANT. In consideration of the payment of the Purchase Price, Seller and Jeffrey Trenk agree that for a period of five (5) years after the Closing Date neither Seller, Jeffrey Trenk nor any Affiliate of Seller or Jeffrey Trenk shall, directly or indirectly, as a stockholder (other than as the holder of no more than 2% of the stock of a publicly traded company), partner, officer, director, agent, independent contractor, consultant or otherwise:

                     (a) engage in any business or activity which is similar to or competitive with the Business within a twenty-five (25) mile radius of the Phoenix, Arizona Metropolitan Statistical Area;

                     (b) as it relates to the Business, purposefully interfere or attempt to interfere with any of Buyer's or Buyer's Affiliates agreements and contracts (regardless of whether these agreements and contracts are in writing or verbal), business relationships or employees;



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                     (c)       take any action which is likely to materially
                               adversely affect Buyer's relationship with, or purposefully interfere with the business relationship of or solicit the business or orders of: (A) any customer of the Business, or (B) a prospective or potential customer of the Business; or

                     (d) solicit for employment, either directly or indirectly, any of the employees who are or were employed by Seller as of the Closing Date; provided, however, the covenants and restrictions set forth in this Section 4.1(d) shall expire and be of no further force or effect as of the first anniversary of the Closing Date.

           4.2       TRANSITION OF THE BUSINESS.
                     --------------------------

                     (a) CUSTOMER INVOICES. All amounts reflected on invoices prepared by Buyer (the "Post-Closing Invoices") for services performed by Buyer after the Closing Date shall be the sole and exclusive property of Buyer. Seller agrees to promptly forward to Buyer all payments received by Seller in connection with the Post-Closing Invoices.

                     (b) COMMUNICATIONS WITH CUSTOMERS. Seller agrees to cooperate with Buyer in connection with all communications to past, present and prospective customers of the Business concerning the purchase of the Business by Buyer.

                     (c) AVAILABILITY OF JEFFREY TRENK. During the 30-day period immediately following the Closing Date, Jeffrey Trenk shall be available on a full-time basis to provide transitional support and services at the Premises. For a period of six (6) months following the expiration of such 30-day period, Jeffrey Trenk shall be available via telephone to provide transitional support and in connection with the Business.

                     (d) SELLER'S RECEIVABLES. Any accounts receivable or other sums related to services performed by the Business for or on behalf of its hotel customers on or prior to the Closing Date are referred to as the "Seller's Receivables". The Seller's Receivables shall be the sole and exclusive property of Seller. Seller shall be permitted to collect the Seller's Receivables directly from the customers. Buyer agrees to promptly forward to Seller all payments received by Buyer related to or in connection with Seller's Receivables. Buyer and Seller shall cooperate with each other in connection with the collection of the receivables.



           4.3 BULK TRANSFER. Seller shall indemnify, defend and hold Buyer harmless from and against any loss, liability, cost, expense or damage resulting from the assertion of a claim made against the Purchased Assets or Buyer by any creditor of Seller pursuant to the Arizona Bulk Sales Statutes, or any other applicable law related to bulk sales.

           4.4 NAME CHANGE. As soon as possible after the Closing Date Seller will file with the Secretary of State of New Jersey and Secretary of State of Arizona those documents delivered to Buyer pursuant to Section 5.6. Seller shall provide Buyer with evidence of such filings. For a reasonable period not to


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exceed 180 days following the Closing Date Seller may use the name "Valet-USA"
solely for the purpose of winding up Seller's affairs. After such reasonable period Seller will not use the name "Valet USA" for any purpose or in any manner.

                                    ARTICLE V

                       CONDITIONS TO AND EVENTS AT CLOSING
                       -----------------------------------

           The obligations of Buyer and Seller to consummate this Agreement and to effect the transactions contemplated hereby shall, to the extent herein provided, be subject to fulfillment on the Closing Date of each of the following express conditions precedent hereinafter stated.

           A. Buyer's obligations to consummate this Agreement and to effect the transactions contemplated hereby shall be subject to the following conditions; subject to the right of Buyer to waive any one or more of such conditions:

           5.1 PERFORMANCE BY SELLER. All representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date, and Seller shall have performed and satisfied all covenants, conditions, and agreements required or contemplated by this Agreement to be performed and satisfied by Seller on or prior to the Closing Date.

           5.2 CORPORATE DOCUMENTS. Seller shall have delivered to Buyer copies, certified by a duly authorized officer, of (i) Seller's articles of incorporation and by-laws, and (ii) resolutions of Seller's shareholders and Seller's board of directors authorizing the execution of this Agreement and the consummation of the transactions contemplated herein.

           5.3 BILL(S) OF SALE AND ASSIGNMENTS. Seller shall have executed and delivered bill(s) of sale, assignments, and such other instruments of transfer, with covenants of warranty of title as required herein, with respect to the Purchased Assets in form and substance reasonably required to effectuate the conveyances hereunder.

           5.4 SCHEDULES AND EXHIBITS. Buyer and Seller shall have agreed on the final forms of all Schedules to this Agreement.

           5.5 ASSIGNMENT OF TELEPHONE NUMBERS. Seller shall have executed and delivered to Buyer any and all assignments, releases or other documents necessary to effectuate the transfer of the telephone, pager and facsimile numbers described in Section 1.1(d) to Buyer.

           5.6 CHANGE OF NAME; FOREIGN QUALIFICATION. Buyer will have received in a form acceptable for filing with the Secretary of State of New Jersey and Arizona copies of such documents as may be necessary to change Seller's corporation name from Valet-USA, Inc.

           5.7 SATISFACTION OF DEBT. Buyer shall have received evidence satisfactory to it that (i) all claims, liens or encumbrances against any of the Purchased Assets being acquired have been released, and (ii) UCC Termination Statements relating to the Purchased Assets.


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



           5.8 FURTHER ASSURANCES. Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transaction contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

           5.9 ASSIGNMENT OF LEASE. Buyer shall have received a fully executed copy of that certain Assignment, Assumption and Consent Agreement, dated as of the Closing Date, among Buyer, Seller and SC Lakeside Phoenix, Inc. (the "Assignment").

           B. Seller's obligations to consummate this Agreement and to effect the transactions contemplated hereunder shall be subject to the following conditions:

           5.10 PERFORMANCE BY BUYER. All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date, and Buyer shall have performed and satisfied all covenants, conditions, and agreements required or contemplated by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

           5.11 DELIVERY OF PURCHASE PRICE. Buyer shall have paid to Seller that portion of the Purchase Price as provided in Section 1.4(a) of this Agreement and executed and delivered the Promissory Note and the Security Agreement to Seller.

           5.12 ASSIGNMENT OF LEASE. Seller shall have received a fully executed copy of the Assignment.

           5.13 SECURITY DEPOSIT. Seller shall have received the amount of the Security Deposit.

           5.14 SCHEDULES AND EXHIBITS. Buyer and Seller shall have agreed on the final forms of all Schedules to this Agreement.


                                   ARTICLE VI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                               AND INDEMNIFICATION

           6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as hereinafter set forth, the representations and warranties made in this Agreement shall survive the Closing and sale contemplated hereby until February 29, 2004 (the "Survival Date") and shall terminate on such date.

           6.2       GENERAL INDEMNIFICATION.
                     -----------------------

           (a) BY SELLER AND JEFFREY TRENK. Subject to the provisions of this
Article VI, by adoption of this Agreement, Seller and Jeffrey Trenk, jointly and severally agree, to the extent hereinafter provided and subject to the terms hereinafter set forth, to defend, indemnify and hold harmless Buyer, its officers, directors and shareholders, against and in respect of:



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                     (i) any and all loss, liability, costs, expenses and
damages arising in connection with, relating to or resulting from (A) any material misrepresentation, breach of warranty, or non-performance by Seller, Jeffrey Trenk or their Affiliates hereunder; (B) any liability or obligation of Seller, whether accrued, absolute, fixed, contingent or otherwise, not expressly assumed by Buyer pursuant to this Agreement, including, without limitation, judgments or liens attached to or asserted against the Purchased Assets; (C) any breach of any other covenant by Seller, Jeffrey Trenk or their Affiliates made or contained in this Agreement or in any Exhibit, Schedule, certificate or document executed and delivered to Buyer in connection with this Agreement or the transactions contemplated herein and referred to herein; and (D) any obligation or liability of Seller under the Lease relating to the period prior to and including the Closing Date.

                     (ii) any and all costs, expenses (including settlement payments made as provided in this Agreement), actions, suits, proceedings, claims, demands, assessments, judgements, incident to or arising in connection with, relating to or resulting from any matter described in subparagraph (i) of this Section 6.1(a); and

                     (iii) any and all costs, expenses and other damages incurred by Buyer in reasonably remedying any breach, misrepresentation, or non-performance described above, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending such matters.

           (b) BY BUYER. Subject to the provisions of this Article VI, by adoption of this Agreement, Buyer agrees, to the extent hereinafter provided and subject to the terms hereinafter set forth, to defend, indemnify and hold harmless Seller, against and in respect of:

                     (i) any and all loss, liability, costs, expenses and damages incurred arising in connection with, relating to or resulting from (A) any material misrepresentation, breach of warranty, or non-performance by Buyer hereunder; (B) any breach of any covenant by Buyer made or contained in this Agreement or in any Exhibit, Schedule, certificate or document executed and delivered to Seller in connection with this Agreement or the transactions contemplated herein and referred to herein (including without limitation the Assignment); and (C) any liability of Buyer incurred after the Closing Date in connection with or arising out of its ownership or use of the Purchased Assets or the operation of the Business;

                     (ii) any and all costs, expenses (including settlement payments made as provided in this Agreement), actions, suits, proceedings, claims, demands, assessments, judgements, incident to or arising in connection with, relating to or resulting from any matter described in subparagraph (i) of this Section 6.1(b); and

                     (iii) any and all costs, expenses and other damages incurred by Seller in reasonably remedying any breach, misrepresentation, or non-performance or discharging any liability described above, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending such matters.

                     (c) DAMAGES. Any and all of the items set forth in Sections 6.1(a) and 6.1(b) for which a party is entitled to be indemnified hereunder are referred to herein as "Damages."

           6.3       NOTICE OF, AND PROCEDURES FOR, COLLECTING INDEMNIFICATION.

           (a) INITIAL CLAIM NOTICE. When a party becomes aware of a situation which may result in Damages for which it would be entitled to be indemnified hereunder, such party (the "Indemnitee") shall submit a written notice (the "Initial Claim Notice") to the other party (the "Indemnitor") to such effect with reasonable promptness after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide the Indemnitor with a supplemental Initial Claim Notice not later than fourteen (14) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents including, but not limited to, the pleading filed by the third party, and received from the third party in support of such claim. Every Initial Claim Notice shall, if feasible, contain a reasonable estimate by the Indemnitee of the Damages which the Indemnitee may incur. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions that are the basis for the Third Party Claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual monetary prejudice to the Indemnitor can be demonstrated.

            (b) RIGHTS OF INDEMNITOR. The Indemnitor will have the right at any time after its receipt of the Initial Claim Notice to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnitee, and the Indemnitor shall settle, compromise or litigate in good faith such claim; provided, however, that Indemnitor shall not consent to any judgment or enter into any settlement with respect to a Third Party Claim without the prior written consent of Indemnitee (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by Indemnitor and does not impose any injunction or other equitable relief on the Indemnitee. If the Indemnitor elects to settle, compromise or litigate such claim, all reasonable expenses, including but not limited to all amounts paid in settlement or to satisfy judgments or awards and reasonable attorneys fees and costs, incurred by the Indemnitor in settling, compromising or litigating such claim shall be secured to the reasonable satisfaction of Indemnitee. Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. Indemnitee shall have the right to elect to settle or compromise all Third Party Claims and all other claims with respect to which the Indemnitor has not, assumed the defense thereof and for which Indemnitor has not, within fifteen (15) days after receipt of the Initial Claims Notice, acknowledged in writing (i) its liability to defend, and (ii) its election to assume full responsibility for the settlement, compromise and litigation of such claim. In the event Indemnitor fails timely to defend, contest or otherwise protect against any Third Party Claim, Indemnitee shall have the right, but not the obligation, to defend, contest, assert cross-claims or counterclaims or otherwise protect against the same, and may make any compromise or settlement thereof and recover and be indemnified for its Damages to the fullest extent of its indemnity rights under this Article VI from Indemnitor, including, without limitation, reasonable legal expenses, disbursements, and all amounts paid as a result of the Third Party Claim, or the compromise or settlement thereof.

           (c) FINAL CLAIMS STATEMENT. Subject to the foregoing provisions, at such time as Damages for which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. Indemnitee shall supplement the Final Claim Statement with such supporting proof of loss (e.g., vouchers, canceled checks, accounting summaries, judgments, settlement agreements, etc.) as the Indemnitor may reasonably request in writing within thirty (30) days after receipt of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by Indemnitor to Indemnitee. The Indemnitor will succeed to and be subrogated to any and all rights (including, without limitation, insurance coverage, offset rights, counter-claims and rights to third party contribution and indemnification) that the Indemnitee may have with respect to a Third Party Claim.

           6.4 OFF-SET. At such time as the aggregate amount for which Buyer is entitled to be indemnified by Seller pursuant to this ARTICLE VI equals or exceeds $750, Buyer shall be entitled to deduct, dollar-for-dollar, the amount or amounts in excess of $750 from amounts to be paid pursuant to the Promissory Note; provided, however, Buyer shall not be entitled to exercise its rights under this Section 6.4 unless (i) the Damages relate to a claim made by a third party that, as of or within 60 days prior to the Closing Date, was a customer, supplier or vendor of Seller, and (ii) at least sixty (60) days have elapsed since Buyer provided Seller with the applicable Initial Claim Notice. Except as set forth in this Section 6.4, there shall be no off-set under the Promissory Note.

           6.5 REMEDIES CUMULATIVE. The remedies provided herein under this
Article VI shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto for breach or default hereunder.

           6.6 EXPIRATION OF INDEMNIFICATION OBLIGATIONS. After the Survival Date, neither Seller nor Jeffrey Trenk shall have any further obligations under this Article VI with respect to the liabilities for payment or indemnification except for Damages with respect to which Buyer has given to either Seller or Jeffrey Trenk written notice prior to such date. After the Survival Date, Buyer shall not have any further obligations under this Article VI with respect to the liabilities for payment or indemnification except for Damages with respect to which Seller has given to Buyer written notice prior to such date.

                                   ARTICLE VII
                                  MISCELLANEOUS

           7.1       COVENANTS NOT TO COMPETE.
                     ------------------------

           (a) The parties hereto intend that Section 4.1 is to restrict the activities of Seller, Jeffrey Trenk and their Affiliates only to the extent necessary for the protection of Buyer's legitimate business interest in the Business. If a court of competent jurisdiction should determine that any of the provisions of Section 4.1 are unenforceable because of the scope of such provision, such provision shall automatically be amended for such lesser term or to such lesser extent as may grant Buyer the maximum protection permitted by applicable law, and said circumstances and such provision, as modified, shall be fully enforceable as though set forth herein. Any such modification shall not affect the other provisions or clauses of this Agreement in any respect.

           (b) The parties acknowledge and agree that: (i) the restrictions contained in Section 4.1 are reasonable and necessary in order to protect Buyer's legitimate business interest in the Business; and (ii) any breach or violation of the covenants set forth in this paragraph could result in irreparable harm and injury to Buyer; and (iii) Buyer would be without an adequate legal remedy in any such case. In recognition of the foregoing, Seller, Jeffrey Trenk and their Affiliates acknowledge and agree that in the event of any actual violation or breach of Section 4.1, Buyer shall be entitled to obtain, from any court of competent jurisdiction: (i) preliminary and permanent injunctive relief; (ii) an equitable accounting of all profits or benefits arising out of such violation or breach; (iii) direct damages arising from the violation or breach; and (iv) any other relief Buyer may be entitled to in law or in equity.

           7.2 BROKER FOR SELLER. Seller agrees to indemnify and hold harmless Buyer against any claims or liabilities asserted against it by any person, firm or corporation acting or claiming to have acted in the capacity of a broker or finder on behalf of Seller.

           7.3 BROKER FOR BUYER. Buyer agrees to indemnify and hold Seller harmless against any claims or liabilities asserted against it by any person, firm, or corporation acting or claiming to have acted in the capacity of a broker or finder on behalf of Buyer.

           7.4 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered to the party designated below, or if sent by telecopy (provided that such telecopy is confirmed by telecopy confirmation slip) addressed to the addresses set forth below, or to such other address and persons as shall be designated from time to time by any party hereto in a written notice to the other in the manner provided for in this paragraph. The notice shall be deemed to have been given at the time of delivery if hand delivered, or if by telecopy, at the time of telecopy on a business day. A party receiving notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.

If to Seller:
                              ---------------------------------------------

                              Attn: ---------------------------------------
                              Telephone: (___) ___-_____
                              Facsimile: (___) ___-____

If to Jeffrey Trenk:          Jeffrey Trenk
                              ---------------------------------------------
                              Telephone: (___) ___-_____
                              Facsimile: (___) ___-____

with a copy to:               Lenny Teiber, Esq.
                              3333 North Campbell Avenue, Suite 12
                              Tucson, Arizona 85719
                              Telephone: (520) 321-0809
                              Facsimile: (520) 321-0668

If to Buyer:                  SLF-Enterprises
                              769 E. Windmere Drive
                              Phoenix, Arizona 85048
                              Attn: Mark Foster, President
                              Telephone: (602) 432-0994
                              Facsimile: (480) 460-5396

with a copy to:               The Lowenbaum Partnership, L.L.C.
                              222 South Central, Suite 901
                              St. Louis, Missouri  63105
                              Attn:  J. Timothy Gorman, Esq.
                              Telephone:(314) 746-4890

           7.5 AMENDMENT. This Agreement may be only amended or modified in whole or in part by an instrument in writing executed in the same manner as this Agreement and making specific reference thereto.

           7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

           7.7 BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns, provided, however, that nothing contained in this Agreement shall confer upon any other person not a party to this Agreement any rights or remedies hereunder.

           7.8 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; PROVIDED, HOWEVER, that to the extent permitted by applicable law, any invalid, illegal or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

           7.9 WAIVERS. The parties may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereof, (ii) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (iv) waive or modify performance of any of the obligations of any of the parties hereto; PROVIDED, HOWEVER, that no such waivers or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

           7.10 HEADINGS AND DEFINITIONS. The headings in the sections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

           7.11      LIABILITY FOR COSTS AND EXPENSES.
                     --------------------------------

           (a) Each party shall be responsible for any debt, liability or obligation, cost, expense or fee of any nature whatsoever including, without limitation, any and all legal, accounting and other professional fees and expenses incurred by it in connection with the negotiation, execution or performance of this Agreement through the Closing Date.

           (b) Except as specifically provided herein, neither party shall be responsible for any debt, liability or obligation, cost, expense or fee of any nature whatsoever, including, without limitation, any and all legal, accounting and other professional fees and expenses incurred by another party in connection with the negotiation, execution or performance of this Agreement.

           7.12 ENTIRE AGREEMENT; LAW GOVERNING. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Annex or Schedule delivered pursuant hereto and incorporated herein by this reference, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed and construed and interpreted according to the laws of the State of Arizona, without regard to such state's conflict of laws principals.

           7.13 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           7.14 SURVIVAL. The covenants and agreements contained in Section 1.4, 1.6, 4.1, 4.3, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 7.4, 7.11 and 7.13 shall survive any expiration or termination of this Agreement and shall continue for an indefinite period of time thereafter, except as otherwise specified in this Agreement.

           IN WITNESS WHEREOF, this Agreement has been duly executed by Buyer and Seller as of and on the date first above written.

BUYER:                                SELLER:

SLF ENTERPRISES, INC.                 VALET-USA, INC.

By:                                   By:
   --------------------------------      -------------------------------------
Name:      Mark Foster                Name:
                                           -----------------------------------
Title:     President                  Title:
                                            ----------------------------------



           The undersigned hereby joins in the execution of this Agreement to acknowledge his obligations and covenants under this Agreement.



                                                       ______________________
                                                       Jeffrey Trenk